Exhibit 99.1

OPENWAVE ANNOUNCES STOCK OPTION INVESTIGATION UPDATE

Company Receives NASDAQ Notice

REDWOOD CITY, Calif. – October 4, 2006 – Openwave Systems Inc. (Nasdaq: OPWV), the leading independent provider of software solutions for the communications and media industries, today announced an update of its stock option investigation and that the Company has received a Staff Determination from NASDAQ.

The Special Committee of the Company’s Board of Directors is in the process of concluding its independent investigation relating to the Company’s stock option grants and practices. The Special Committee to date has not found evidence that leads it to conclude that there was fraud or manipulation in the granting of options. While the results are not yet finalized, the Special Committee has determined that the measurement dates for financial accounting purposes for certain stock option grants differ from recorded grant dates for certain awards and will likely cause the Company to restate its financial statements. The Company is also reviewing the tax implications of these adjustments, but the Company has not completed its review nor reached any preliminary conclusions regarding the tax implications.

The Company does not expect a restatement to have an impact on previously reported revenue and cash. The restatement will likely relate to certain additional non-cash charges for stock-based compensation.

While the Company has not yet finalized the years to be restated or the amount of such charges, the Company intends to file its Form 10-K as quickly as practicable following the completion of the investigation by the Special Committee and the determination of the impact on the Company’s financial statements.

As a matter of NASDAQ standard procedure, the Company anticipated and received on September 29, 2006, a NASDAQ Staff Determination indicating that the Company has failed to comply with the filing requirement for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from the Nasdaq Global Select Market. The Company intends to timely request a hearing before the NASDAQ Listing Qualifications Panel to appeal the Staff Determination, and the delisting action will be automatically stayed pending the Panel’s decision. The Company’s stock will continue to be listed on NASDAQ until the Panel issues its decision and during any extension that is allowed by the Panel.

Based on the work of the Special Committee of the Board of Directors, on October 2, 2006, the Company concluded that all financial statements previously issued by the Company should no longer be relied upon. The Company’s management and the Special Committee have discussed this matter with KPMG, the Company’s independent registered public accounting firm.

About Openwave

Openwave Systems Inc. is the leading independent provider of software solutions that ignite mobility for the communications and media industries. Openwave empowers its customers to rapidly transform their business by sparking new revenue streams and market opportunities, building loyal subscriber communities and reducing operational costs. Openwave’s broad range of IP-based handset-to-network solutions enable the rapid launch of information, communication and entertainment services across networks and devices and include handset software, content delivery, adaptive messaging, location, music and video services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans, or financial results for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the final conclusion of the Special Committee’s independent investigation relating to the Company’s stock option grants and practices; (b) the accounting of any adjustments to the Company’s financial statements as a result of the independent investigation; (c) the tax treatment of any adjustments to the Company’s financial statements as a result of the independent investigation; (d) the NASDAQ Listing Qualifications Panel review; (e) the ability and timing of the Company to regain compliance with NASDAQ Marketplace Rule 4310(c)(14) and the periodic reporting requirements of the Exchange Act; and (f) the continued listing of the Company’s stock on the Nasdaq Global Select Market.

For a detailed discussion of other risks and uncertainties, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com.

INVESTOR CONTACTS:

Mike Bishop

Director Investor Relations

Openwave Systems Inc.

(650) 480-4461

investor@openwave.com

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